Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

Form	Registration Number	Date Filed
S-8	333-233273	8/14/2019
S-3	333-230723	4/4/2019
S-8	333-230722	4/4/2019
S-8	333-228623	11/30/2018
S-3 S-8 S-8 S-8	333-217034 333-217846 333-214765 333-156371	3/30/2017 5/10/2017 11/22/2016 12/19/2008

of our report dated March 27, 2020, with respect to the consolidated financial statements of Altimmune, Inc., included in this Annual Report (Form 10-K) of Altimmune, Inc. for the year ended December 31, 2019.

/s/ Ernst & Young LLP

Baltimore, Maryland
March 27, 2020